THIS AGREEMENT is made the 18th day of April 2008

BETWEEN

(1) **Lightscape Technologies Inc.** a company incorporated in Nevada, USA with its registered office at 3rd Floor, No.80 Gloucester Road, Wanchai, Hong Kong (the "Company")

(2) Aaron Tibor Ratner whose correspondence address is at 158 Lafayette Street, 5 Floor, New York, NY 10013 (the "Advisor")

WHEREAS

The Company has agreed to engage the Advisor who has agreed to provide service to the Company and its subsidiaries, associated companies and related companies.

NOW IT IS AGREED as follows :

1. Engagement

1.1. The Company will engage and the Advisor agrees to be engaged to provide service to the Company through the role of Strategic Advisor ("**Engagement**").

2. Commencement and Termination of Engagement

2.1. The Engagement will commence on 1 May 2008 for a period of 24 months, after which the Engagement will be reviewed by both parties.

2.2. Either party may terminate the Engagement by serving on the other part three (3) months' advance notice in writing.

2.3. The Company has the right to terminate the Engagement without notice or compensation in lieu if the Advisor shall be incapacitated in performing his service or negligent in his duty or been addicted to any habit which renders the Engagement with the Company inappropriate or has acted in a manner which is detrimental to the Company or in breach of the rules and regulations stated in the policies and procedures of the Company.

3. Duties and Responsibilities

3.1. The Advisor shall provide service to the Company on the following areas:

3.11. Work with public relations and investor relations firm and coordinate with Management of the Company;

3.12. Manage the process of moving the Company on to the Nasdaq market;

3.13 Coordinate with investment banks regarding potential financing ideas and opportunities, and to sign up new research coverage and overall capital markets support;

3.14. Communicate with the investment community, all interested investors, and etc;

3.15. Oversee potential M&A opportunities.

3.2 The Advisor shall serve the Company while in New York and is required to travel to Hong Kong (and within Asia) for the Company as needed and on a regular basis

3.3 The Advisor shall handle matters as may be from time to time reasonably requested by the Management of the Company.

4. Rewards for the Engagement

4.1 The Company shall pay the Advisor a monthly advisory fee of US$10,000.00.

4.2 As incentive for signing the Engagement and future work, the Advisor shall be entitled to receive a grant of 500,000 options at $0.88/share to vest over the next 24 months. The term, structure and amounts of such options award shall be negotiated and governed by a separate agreement between the Company and the Advisor.

4.2. Additional options will be granted at the sole discretion of the Company and that of the Board based on future performance.

4.3. The Company shall pay for all air travel and related travel expenses in relation to the Company's business activities.

5. Confidentiality

5.1. The Advisor agrees to maintain and keep confidential the affairs of the Company both during and after the Engagement and not to use the information for its private

gain or benefit. This clause shall survive termination of this Agreement.

6. Non-solicitation

6.1. The Advisor will not for a period of twelve (12) months from the termination of the Engagement either on his own account or for any person, firm, company or organization solicit or entice away from the Company any director, manager or employee of the Company or attempt to do so no matter whether such person would be in breach of his/her employment contract by reason of leaving the service of the Company. This clause shall survive termination of this Agreement,

6.2. The Advisor agrees that for the period of twelve (12) months from the termination of the Engagement, he will not solicit customers whether on his own account or on behalf of other person, firm or corporation who or which was a customer of the Company at any time when he was under the Engagement with the Company. This clause shall survive termination of this Agreement.

7. Notice

7.1. Any notice to be given under this Agreement shall be sent to the party to its/his address as stated above or such address as may be notified from time to time and shall be deemed to be received by the receiving party after two business day if the notice is sent by post and at the moment of delivery if the notice is delivered by hand.

8. Miscellaneous

8.1. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.2. If any provision of this Agreement is or becomes invalid, illegal or unenforceable under any applicable law, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

8.3. This Agreement constitutes the entire understanding and agreement between the parties hereto and supersedes all prior or contemporaneous agreements, representation warranties and understandings of such parties (whether oral or written). No promise, inducement, representation or agreement, other than as expressly set forth herein has been made to or by the parties hereto. This

Agreement may be amended only by written agreement, signed by the parties to be bound by the amendment. Parol evidence and extrinsic evidence shall be inadmissible to show agreement by and between such parties to any term or condition contrary to or in addition to the terms and conditions contained herein. Warranties and agreements (no matter collateral or otherwise) (if any) not expressly stated herein are hereby revoked as if they have ever been made.

8.4. In this Agreement unless inconsistent with the context, words denoting persons include corporations and firms; words denoting masculine gender include feminine gender and neuter gender; and words denoting the singular number include the plural number and vice versa.

8.5. This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China, and the parties hereby submit to the non-exclusive jurisdiction of the Courts of the Hong Kong Special Administrative Region.

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by)
for and on behalf of)
Lightscape Technologies Inc. in the)
presence of / whose signature is)
verified by)

SIGNED by)
for and on behalf of)
Aaron Tibor Ratner in the presence)
of / whose signature is verified by)

18/4/2008